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                                                                    Exhibit 99.2


                     ADVANCED COMPRESSION TECHNOLOGY, INC.
                            1993 STOCK OPTION PLAN



I.   Purposes of the Plan

     This 1993 Stock Option Plan is intended to promote the interests of Advanced Compression Technology, Inc., a California corporation (the "Corporation"), by providing a method whereby eligible individuals who provide valuable services to the Corporation (or any Parent or Subsidiary) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or any Parent or Subsidiary).

II.  Definitions

     For the purposes of this Plan, the following definitions shall be in effect:

     A.   Board shall mean the Corporation's Board of Directors.

     B.   Code shall mean the Internal Revenue Code of 1986, as amended.

     C. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

     D.   Common Stock shall mean the Corporation's common stock.

     E. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

                              (i)   a merger, consolidation or other corporate
reorganization or business combination in which the Corporation is not the surviving entity (except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation) or in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred in a single transaction or a series of related transactions to a person or persons different from those who held those securities immediately prior to such transaction, or

                              (ii)  the sale, transfer or other disposition of
all or substantially all of the Corporation's assets.

     F. Corporation shall mean Advanced Compression Technology, Inc., a California corporation.

     G. Employee shall mean an individual who is in the employ of the Corporation or any Parent or Subsidiary, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     H. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

     I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
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     J.   Fair Market Value per share of Common Stock on any relevant date under the Plan shall be the value determined in accordance with the following provisions:


                              (i)   If the Common Stock is not at the time
listed or admitted to trading on any Stock Exchange but is traded on the NASDAQ National Market System, the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                              (ii)  If the Common Stock is at the time listed or
admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                              (iii) If the Common Stock is at the time neither
listed nor admitted to trading on any Stock Exchange nor traded on the NASDAQ National Market System, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

     K. Incentive Option shall mean a stock option which satisfies the requirements of Code Section 422.

     L. Non-Statutory Option shall mean a stock option not intended to meet the requirements of Code Section 422.

     M. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     N. Permanent Disability shall have the meaning assigned to such term in Code Section 22(e)(3).

     O. Plan shall mean the Corporation's 1993 Stock Option Plan, as set forth in this document.

     P. Plan Administrator shall mean either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan in accordance with Article III.

     Q. Service shall mean the provision of services to the Corporation or any Parent or Subsidiary by an individual in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent contractor.

     R. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

     S. Subsidiary shall mean each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     T. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation.
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III. Administration of the Plan

     A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

     B. The Plan Administrator (either the Board of the Committee, to the extent the Committee is at the time responsible for the administration of the
Plan) shall have full power and authority (subject to the provisions of the
Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

IV.  Eligibility for Option Grants

     A. The persons eligible to receive option grants under the Plan are as follows:

                                   (i)   Employees,

                                   (ii)  non-employee members of the Board or
the non-employee members of the board of directors of any Parent or Subsidiary, and

                                   (iii) consultants and other independent
contractors who provide valuable services to the Corporation (or any Parent or Subsidiary).

     B. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

V.   Stock Subject to the Plan

     A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The maximum number of shares which may be issued over the term of the Plan shall not exceed 2,500,000 shares, subject to adjustment from time to time in accordance with the provisions of this Article V. In no event may any one officer of the Corporation acquire shares of Common Stock under the Plan in excess of twenty-five percent (25%) of the total share reserve available for issuance under the Plan.

     B. Shares subject to outstanding options shall be available for subsequent option grants under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article IX of the Plan. All shares issued under the Plan, whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants.

     C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be
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final, binding and conclusive. In no event shall any adjustments be made for the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of the Common Stock.

VI.  Terms and Conditions of Options

     Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator, provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Article VII.

     A.   Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator. In no event, however, shall the exercise price per share be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the date of the option grant.

               2. If the individual to whom the option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date.

               3. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Article X and the agreement evidencing the grant, be payable in cash or check made payable to the Corporation. Should the Corporation's outstanding Common Stock be registered under Section 12(g) of the Exchange Act at the time the option is exercised, then the exercise price may also be paid as follows:

                         (i)   in shares of Common Stock held by the optionee
for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                         (ii)  through a special sale and remittance procedure
pursuant to which the optionee shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Term and Exercise of Options. Each option granted under the Plan shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement. However, no option shall have a term in excess of ten
(10) years measured from the grant date. The option shall be exercisable during the optionee's lifetime only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death.
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     C.  Effect of Termination of Service.

               1. Except to the extent otherwise provided pursuant to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death:

                              (i)   Should the optionee cease to remain in
Service for any reason other than death or Permanent Disability, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                              (ii)  Should such Service terminate by reason of
Permanent Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)- month period following the date of such cessation of Service.

                              (iii) Should the optionee die while holding one or
more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                              (iv)  Under no circumstances, however, shall any
such option be exercisable after the specified expiration date of the option term.

                              (v)   During the applicable post-Service exercise
period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the optionee is not otherwise at that time vested.

               2. The Plan Administrator shall have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under subsection C.1 of this Article VI to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term.

     D. Shareholder Rights. An optionee shall have no shareholder rights with respect to the shares subject to the option until such individual shall have exercised the option and paid the exercise price.

     E. Unvested Shares. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under the Plan.
Should the optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Corporation and with the consent of the optionee) any of those unvested shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares)
shall be established by the Plan Administrator and set forth in the agreement evidencing such repurchase right. In no event, however, may the Plan Administrator impose a vesting schedule upon any option granted under the Plan or any shares of Common Stock subject to the option which is more restrictive than twenty percent (20%) per year vesting, beginning one (1) year after the grant date. All outstanding repurchase rights under the Plan shall terminate automatically upon the occurrence of any Corporate Transaction, except to the extent the repurchase rights are expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.
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     F.   First Refusal Rights. Until such time as the Corporation's outstanding shares of Common Stock are first registered under Section 12(g) of the Exchange Act, the Corporation shall have the right of first refusal with respect to any proposed sale or other disposition by the optionee (or any successor in interest by reason of purchase, gift or other transfer) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing such right.

     G. Repurchase Rights. The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more Options granted under the Plan that the Corporation (or its assignees) shall have the right to repurchase at the option price all or (at the discretion of the Corporation) any portion of the shares of Common Stock previously acquired by the optionee upon the exercise of such Option. Any such repurchase right shall be exercisable by the Corporation (or its assignees) upon such terms and conditions (including provision for the expiration of such right in one or more installments over the optionee's period of status as an Employee) as the Plan Administrator may specify in the instrument evidencing such right. The Plan Administrator may assign such repurchase rights to any person or entity selected by the Plan Administrator, including one or more stockholders of the Corporation other than a 10% Shareholder; provided, however, that such limitation shall not apply if such 10% Shareholder is a Parent of the Corporation. If the selected assignee is other than a Parent of the Corporation, then the assignee must make a cash payment to the Corporation, upon the assignment of the repurchase rights, in an amount equal to the excess (if any) of the fair market value of the shares at the time subject to the repurchase rights and the aggregate purchase price payable for such shares thereunder.

VII.      Incentive Options

          The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Article VII, all the provisions of the Plan shall be applicable to Incentive Options. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory shall not be subject to such terms and conditions.

          A. Exercise Price. The exercise price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of grant.

          B. Dollar Limitation. The aggregate Fair Market Value of the Common Stock (determined as of the respective date or dates of grant) for which one (1) or more options granted to any Employee under this Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. Should the applicable One Hundred Thousand Dollar ($100,000) limitation in fact be exceeded in any calendar year, then the option shall nevertheless become exercisable for the excess number of shares in such calendar year as a Non-Statutory Option.

          C. 10% Shareholder. If any individual to whom an Incentive Option is granted is a 10% Shareholder, then the option term shall not exceed five (5) years measured from the grant date.

VIII.     Corporate Transaction

          A. Upon the occurrence of a Corporate Transaction, each option at the time outstanding under the Plan shall terminate and cease to be exercisable, except to the extent assumed by the successor corporation or parent thereof. The Plan Administrator may in its discretion accelerate the termination of the Corporation's outstanding repurchase rights, and thereby vest the holders of the Options in one or more purchased shares, upon the occurrence of any Corporate Transaction.

          B. Each outstanding option which is assumed in connection with a Corporate Transaction or is otherwise to remain outstanding shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and

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pertain to the number and class of securities which would have been issuable to the optionee in the consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction, and (ii) the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same.

     C. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IX.  Cancellation and Regrant of Options

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than (i) one hundred percent (100%) of the Fair Market Value per share of Common Stock on the new grant date in the case of a grant of an Incentive Option, (ii) one hundred ten percent (110%) of such Fair Market Value in the case of an option grant to a 10% Shareholder or (iii) eighty-five percent (85%) of such Fair Market Value in the case of all other grants.

X.   Surrender of Options for Cash Or Stock

     A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Article X, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under the Plan in exchange for a distribution from the Company equal in amount to the excess of (i) the Fair Market Value (at date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

     B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this
Article X may be made in shares of Common Stock valued at Fair Market Value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a ten percent (10%) Shareholder) after the date of the option grant.

     D. Notwithstanding the foregoing provisions of this Article X, should twenty-five percent (25%) or more of the Company's outstanding voting stock be acquired, at a time when one or more classes of the Company's equity securities are registered under Section 12(g) of the Securities Exchange Act of 1934 (as amended), pursuant to a tender or exchange offer (I) which is made by a person or group of related persons other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company and (II) which the Board does not recommend the Company's shareholders to accept, then each officer or director who is at the time subject to the short-swing profit restrictions of the Federal securities laws shall have the right (exercisable for a period not to exceed thirty (30) days) to surrender any or all options held by such individual under this Plan, to the extent such options are at the time exercisable for vested shares, and receive in exchange therefor an appreciation distribution from the Company equal in amount to the excess of (i) the Fair Market Value (at the date of surrender) of the number of shares in which the optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares. The approval of the Plan Administrator shall not be required for such surrender, and the distribution to which such individual shall become entitled upon such surrender shall be made entirely in cash.

      E. The following special provisions shall be applicable to any Incentive Option which is surrendered pursuant to the provisions of this Article X:

               1. The Incentive Option may be surrendered only to the extent it is at the time eligible for exercise in compliance with the dollar limitation provisions of subsection B of Article VII.

               2. The right to surrender the Incentive Option may only be transferred or assigned in connection with a transfer or assignment of the Incentive Option in compliance with the limitations of subsection B Section VI.

               3. The Incentive Option may only be surrendered when there is a positive spread between the Fair Market Value of the shares subject to the surrendered option and the aggregate option price payable for such shares.

               4. The Incentive Option may not be surrendered at any time after the expiration or sooner termination of the option term.

XI.   Loans

      A. The Plan Administrator may assist any optionee in the exercise of one or more options granted to the optionee by:

                              (i)   authorizing the extension of a loan from the
Corporation to the optionee, or

                              (ii)  permitting the optionee to pay the exercise
price in installments over a period of years.

      B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its Sole discretion. Loans or installment payments may be authorized with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events, the maximum credit available to each optionee may not exceed the sum of (i) the aggregate exercise price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the optionee in connection with such exercise.

      C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this Article XI shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may in its discretion deem appropriate.

XII.  No Employment or Service Rights

      Nothing in the Plan shall confer upon the optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary) or of the optionee, which rights are hereby expressly reserved by each, to terminate the optionee's Service at any time for any reason, with or without cause.

XIII. Amendment of the Plan

      A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect their rights and obligations under their outstanding options. In addition, the Board shall not, without the approval of the Corporation's shareholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Article V, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to option holders.

       B. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan is approved by the Corporation's shareholders within twelve (12) months after the date the excess grants are first made.

XIV.   Effective Date and Term of Plan

       A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

       B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued, or (iii) the termination of all outstanding options under Article VIII. Upon such plan termination, each option and unvested share issuance outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the agreements evidencing that option or share issuance.

XV.    Use of Proceeds

       Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

XVI.   Withholding

       The Corporation's obligation to deliver shares upon the exercise of any options granted under the Plan shall be subject to the satisfaction by the optionee of all applicable Federal, state and local income and employment tax withholding requirements.

XVII.  Regulatory Approvals

       The implementation of the Plan, the granting of any option hereunder and the issuance of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Common Stock issued pursuant to it.

XVIII. Financial Reports

       The Corporation shall deliver at least annually to each individual holding an outstanding option under the Plan the same financial information furnished to holders of the Common Stock, unless the optionee is a key employee whose duties in connection with the Corporation assure such individual access to equivalent information.